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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-179524 on Form S-4 of our report dated February 28, 2012, relating to the consolidated financial statements of Alexander & Baldwin, Inc., and the effectiveness of Alexander & Baldwin, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
April 9, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM